EXHIBIT 99.1

 LIBERTY COAL ENERGY ANNOUNCES HIRING OF CFO AND CREATION OF AN ADVISORY BOARD

EDMONTON, Alberta--(BUSINESS WIRE)-- Liberty Coal Energy (OTCBB:LBTG.OB) (the "Company", or "Liberty Coal") is pleased to announce that Mr. Robert Malasek has been hired as the Company's CFO and has joined the board of directors.

Mr. Malasek is a financial consultant and works with a number of public companies. Currently Mr. Malasek is a Director and CFO for Siga Resources Inc. and the Chief Financial Officer for Naturewell, Inc.

From 1987 until August 1999, Robert was employed with Starwood Hotel & Resorts Worldwide Inc. in a number of positions within the accounting department and became Assistant Controller in 1998. Mr. Malasek received his Bachelor of Science Degree in Accounting from San Diego State University, California in 1998.

"Robert's financial experience with public companies is an excellent asset to Liberty Coal's board of directors and the addition of a CFO is a significant step towards building our management team." Said Ed Morrow, president of Liberty Coal.

ADVISORY BOARD

Liberty Coal has created an advisory board and the first member to be appointed is Mr. Richard Grabowski.

Ed Morrow, president of Liberty Coal said, "We have been working on the creation of an advisory board and we are very pleased that Richard has agreed to join. Richard's background in geology and government regulation will aid Liberty Coal significantly in the future as we move toward production."

Mr. Grabowski has a 42 year mineral industry career including executive and senior level management and administrator positions for both private industry and the federal government. His Federal service experience includes being the Deputy State Director, Minerals and Energy for the US Bureau of Land Management, California and the US Bureau of Mines Chief of Field Operations for both the Western and Eastern Field Operations Centers.

Mr. Grabowski's private company mineral industry experience includes being vice president of exploration for Cabot International Minerals Exploration, Chief Geologist for Cabot Mineral Resources, and District Manager for Utah International/Pathfinder Mines. The Cabot programs concentrated on domestic and international mineral exploration and development as well as oversight of a major joint-venture between Cabot and the Anglo-American Corporation. Programs associated with Pathfinder Mines initially involved field uranium exploration activities and eventually developed into the District Managership for uranium exploration in the northwestern US and Alaska.

ABOUT LIBERTY COAL ENERGY CORP.

Liberty Coal Energy is an energy resource development and production company with existing projects based in the Powder River Basin in north central Wyoming. The Company is building the foundation for success in the United States' most active thermal coal mining region. The Company is committed to creating value for its shareholders by maintaining the highest environmental standards to produce clean coal for the nation's energy needs. Please visit the Company's website http://www.libertycoal.com for additional information on the importance of coal, news and progress reports on Liberty's projects.
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FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements," as that term is defined in
Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Liberty Coal Energy
Sam White
(888) 399-3989
info@libertycoal.com

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